[Cardinal Letterhead]

         23 February, 2000

         Bruce Nierenberg
         Premier Cruise Lines
         400 Challenger Road
         Cape Canaveral, FL 32920

         Dear Mr. Nierenberg,

         The Board of Directors and I feel that your knowledge and experience would be a valuable asset to Cardinal. Therefore I would like to formally offer you a seat on the Cardinal Airlines' Board of Directors.

         Remuneration is described below and is per our conversation.

        1. 150,000 shares of common stock for your initial year on the Board of Cardinal.
        2. Options to purchase 20,000 shares of stock at the beginning of your second consecutive year on the Board at 80% of the IPO price or $8.00.
        3. After your second year, options to purchase 20,000 shares of stock at the beginning of each consecutive year that you shall be elected to serve on the Board at 80% of the market price of the common stock at the beginning of the year during which you will serve.

         I have enclosed a copy of the signed Written Action of the Board of Directors authorizing said remuneration.

         Sincerely,

         /S/ Lawrence A. Watson
         Lawrence A. Watson
         Chairman and President

         Accepted

         /S/ Bruce Nierenberg                                           3/20/00
         Bruce Nierenberg                                              Date

                    WRITTEN ACTION OF THE BOARD OF DIRECTORS

                           OF CARDINAL AIRLINES, INC.

         The following actions were taken by the Board of Directors of Cardinal Airlines, Inc. (the "Company") pursuant to Delaware Statutes, without holding a meeting thereon, each of the undersigned waiving notice of a meeting regarding such action.

     1. RESOLVED, that the number of the Corporation's Board of Directors be increased to five directors.

     2. RESOLVED, that Bruce Nierenberg be elected to serve on the Board of Directors to serve until his successor is duly elected and seated. Said election being contingent upon Mr. Nierenberg's consenting to serve as a director.

     3. RESOLVED, that in the event Mr. Nierenberg consents to serve as a director and in consideration of Mr. Nierenberg's consenting to serve as a director of the Corporation for period of one (1) year, the Corporation issue 150,000 shares of its common stock to Mr. Nierenberg. Said shares of common stock shall be restricted and shall bear the following restrictive legend:

         The securities represented by this certificate have been acquired pursuant to an investment representation on the part of the Purchaser thereof and have not been registered under the Securities Acts of any state in reliance on exemptions contained therein or the inapplicability thereof, and have not been registered under the Securities Act of 1933 (the 1933 Act) in reliance on exemptions therefrom. Said securities shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the Purchaser except upon the issuance to Cardinal Airlines, Inc. (the "Company"), of a favorable opinion of its counsel and/or the submission to the Company of such other evidence as may be satisfactory to counsel of the Company, in either case to the effect that any such transfer shall not be in violation of the 1933 Act, as amended, and applicable state securities law.

         4. RESOLVED, that in the event Mr. Nierenberg is elected to serve as a director of the Corporation for an additional one- (1) year period following his initial one-year term, and should he consent to serve as a director of the Corporation, the Corporation will issue to Mr. Nierenberg an option to purchase an additional Twenty Thousand (20,000) shares of common stock at an exercise price of Eight Dollars ($8.00) per share. Said option shall be exercisable by Mr. Nierenberg for a period of two (2) years from the date of issuance. Said option shall become effective upon the Corporation's issuance of a formal option agreement upon terms and conditions acceptable to the Corporation and Mr. Nierenberg.

         5. RESOLVED, that for each consecutive year that Mr. Nierenberg shall be elected to serve as a director of the Corporation and he shall consent to act as a director of the Corporation, the Corporation shall issue an additional option to purchase an additional Twenty Thousand (20,000) shares of common stock at an exercise price of eighty percent (80%) of the market at the beginning of the year on which Mr. Nierenberg will serve on the Board. Said option(s) shall be exercisable by Mr. Nierenberg for a period of two (2) years from the date of issuance. Said option(s) shall become effective upon the Corporation's issuance of a formal option agreement upon terms and conditions acceptable to the Corporation and Mr. Nierenberg.

         FURTHER RESOLVED, that the above-named officers are hereby directed to execute all documents and do all actions required by law and are otherwise desirable or necessary to cause such listing agreement to be ratified and adopted.

                               WAIVER AND CONSENT

         The undersigned being all of the Directors of Cardinal Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware, do hereby waive all notice provided by the laws of the State of Delaware, or by the Articles of Incorporation or the By-Laws of this corporation, of the time, place and purpose of a special meeting of the Board of Directors of said corporation for the purpose of adopting the above resolution.

Effective: _________________

/s/ Lawrence A. Watson                               /s/H. Lawrence Mason
----------------------------                        --------------------------
LAWRENCE A. WATSON                                   H. LAWRENCE MASON

/s/ Ted A. Walker                                    /s/ Vincent T. Paris
----------------------------                        --------------------------
TED A. WALKER                                        VINCENT T. PARIS